SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                  SCHEDULE 14A
                                 (Rule 14A-101)


                            SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

Filed by the Registrant  [ ]

Filed by a Party other than the Registrant  [x]

Check the appropriate box:

[ ] Preliminary Proxy Statement
[ ] Definitive Proxy Statement                [ ] Confidential, for Use of the
[X] Definitive Additional Materials               Commission Only (as permitted)
[ ] Soliciting Material Pursuant to               by Rule 14a-6(e)(2)
    Rule 14a-11(c) or Rule 14a-12


                               JUNO LIGHTING, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

                        Lens Investment Management, LLC
                           Ram Trust Services, Inc.
                               Robert B. Holmes
                               John B. Goodrich
                                  Nell Minow
                               Robert A.G. Monks
--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of filing fee (Check the appropriate box):

[x] No Fee Required.

[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

    (1) Title of each class of securities to which transaction applies: Common Stock, $.01 par value, of Juno Lighting, Inc.
        ------------------------------------------------------------------------
    (2) Aggregate number of securities to which transaction applies: Not applicable.
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    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined): Not applicable.
        ------------------------------------------------------------------------
    (4) Proposed maximum aggregate value of transaction:  Not applicable.
        ------------------------------------------------------------------------
    (5) Total Fee Paid:  Not applicable.
        ------------------------------------------------------------------------

[ ] Fee paid previously with preliminary materials:

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    (1) Amount Previously Paid:  Not applicable.
        ------------------------------------------------------------------------
    (2) Form, Schedule or Registration Statement No.:  Not applicable.
        ------------------------------------------------------------------------
    (3) Filing Party:  Not applicable.
        ------------------------------------------------------------------------
    (4) Date Filed:  Not applicable.
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                                                              June 23, 1999

                  [Lens Investment Management, LLC Letterhead]




June 23, 1999

To Our Fellow Stockholders of Juno Lighting, Inc.:

               THE RECENTLY ANNOUNCED HOLOPHANE CORP. ACQUISITION
            IMPLIES A VALUATION RANGE FOR JUNO OF BETWEEN $30.67 AND
                                $34.25 PER SHARE

                  The Lens Group* has been advocating for some time that the proposed acquisition of Juno by Fremont Investors I, LLC is not in the best interests of Juno stockholders because the consideration being offered, purportedly $25 per share, is too low. We believe that the price being offered by National Service Industries Inc. ("NSI") for Holophane Corp. ("Holophane"), a competitor of Juno that is listed by Juno in its proxy statement as being one of five companies in its peer group, supports our contention that Juno should be sold at a higher price. Moreover, the Holophane deal is all cash, in contrast to Fremont Investors' offer for Juno consisting of both cash and stock.

                  The table below sets forth the Lens Group's analysis of the market multiples implied in the Holophane acquisition the effect of the application of such multiples to Juno.

                                  NSI Acquisition of Holophane(1,2)             Implied Value of Juno(2)
                                  ---------------------------------             ------------------------

                                                     Implied                                     Implied
                                    Value            Multiple                   Value            Price
                                    -----            --------                   -----            -----
EV/Adjusted EBIT(3)                 $32.3            13.9x                      $38.6            $34.25

EV/Adjusted EBITDA(4)               $40.5            11.1x                      $42.4            $30.67

Trailing 12-months P/E(5)           $1.78            21.6x                      $1.49            $32.23

FY 1999 P/E(6)                      $2.00            19.3x                      $1.64            $31.47

FY 2000 P/E(7)                      $2.26            17.0x                      $1.90            $32.37



*The "Lens Group" consists of Lens Investment Management, LLC, Ram Trust Services, Inc., Robert B. Holmes, John B. Goodrich, Nell Minow and Robert A.G. Monks. The Lens Group has filed a proxy statement with the Securities and Exchange Commission ("SEC") in connection with the Special Meeting of stockholders of Juno to be held on June 29, 1999. The Lens Group will send stockholders a final proxy statement at the earliest practicable date.

                  The table below compares the implied multiples set forth above for the Holophane acquisition with the multiples for the Juno transaction. We ask you - is the $25 per share that Fremont Investors has offered for Juno adequate consideration?

                                    Holophane                Juno
                                    Acquisition              Acquisition               Juno
                                    Multiple                 Multiple                  Discount
                                    --------                 --------                  --------
EV/Adjusted EBIT                    13.9x                       9.5x                     (32.1%)

EV/Adjusted EBITDA                  11.1x                       8.6x                     (22.4%)

Trailing 12-months P/E              21.6x                      16.8x                     (22.4%)

FY1999 P/E                          19.3x                      15.3x                     (20.6%)

FY2000 P/E                          17.0x                      13.2x                     (22.8%)



                  We believe that NSI was able to offer these higher multiples for Holophane due to the industrial synergies available to it as a strategic buyer and that the Holophane acquisition supports our contention that $25 per share is not an adequate price for Juno. We at the Lens Group plan to vote against the Merger Agreement at the Special Meeting and we urge you to do the same. Please join us and JUST VOTE "NO."


                  Please call us if you have any questions or comments.



                                        Sincerely,

                                        Your Fellow Stockholder

                                        LENS INVESTMENT MANAGEMENT, LLC

                                        By: /s/ Nell Minow
                                            ----------------------------------
                                            Name: Nell Minow
                                            Title: Member

                                            (202) 434-8723

                                            info@lens-inc.com

--------------------------

(1) The total value of the Holophane acquisition (total market value of all stock, options, book value of bank borrowings, less cash and equivalents) is $450 million, or an effective price per share of $38.50.

(2) Unless otherwise specified, all balance sheet and income statement data is through March 31, 1999 for Holophane and February 28, 1999 for Juno.

(3) EV/Adjusted EBIT multiple means Enterprise Value (market value of common plus minority interest capital plus total debt less cash and cash equivalents) divided by Adjusted EBIT. We define "Adjusted EBIT" to mean trailing 12 months earnings before interest and taxes (EBIT) as adjusted to exclude interest, dividend and other miscellaneous income and special and non-recurring charges.

(4) We define "Adjusted EBITDA" to mean trailing 12 months earnings before interest, taxes, depreciation and amortization (EBITDA) as adjusted to exclude interest, dividend and other miscellaneous income and special non-recurring charges. The amounts for depreciation and amortization are as of December 31, 1998.

(5) Trailing 12-month P/E multiple is equal to the market price per share divided by earnings per share for the most recently reported four fiscal quarters.

(6) FY1999 P/E multiple is equal to the market price per share divided by the First Call Corporation mean earnings per share estimate for the 1999 fiscal year.

(7) FY2000 P/E multiple is equal to the market price per share divided by the First Call Corporation mean earnings per share estimate for the 2000 fiscal year.